Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-274833 of MEDIROM Healthcare Technologies Inc. (the “Company”) of our report dated April 29, 2025, relating to the consolidated financial statements of the Company which appears in this Form 20-F.

/s/ GuzmanGray

Costa Mesa, California
April 29, 2025